CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (No. 033-25434) (the “Registration Statement”) of our report dated April 18, 2024 relating to the financial statements of The Prudential Insurance Company of America and consent to the incorporation by reference in the Registration Statement of our report dated April 18, 2024 relating to the financial statements of each of the subaccounts of The Prudential Individual Variable Contract Account indicated in our report.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 22, 2024